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                                                                     EXHIBIT 3.3

                                                                          PAGE 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                ----------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "LIGAND PHARMACEUTICALS INCORPORATED", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MARCH, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

                                         /s/ EDWARD J. FREEL
                                         ------------------------------------
                                         Edward J. Freel, Secretary of State
                       [SEAL]
2138989  8100                            AUTHENTICATION:   9616201

991089522                                          DATE:   03-09-99


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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                    FILED ON 09:00 AM 03/08/1999
                                                             991089522 - 2138989


                       AMENDED CERTIFICATE OF DESIGNATION
                    OF RIGHTS, PREFERENCES AND PRIVILEGES OF
                     SERIES A PARTICIPATING PREFERRED STOCK
                     OF LIGAND PHARMACEUTICALS INCORPORATED


     The undersigned, David E. Robinson and William L. Respess, do hereby certify:

     1. That they are the duly elected and acting President and Secretary, respectively, of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Corporation").

     2. That pursuant to the authority conferred upon the Board of the Corporation by the Amended and Restated Certificate of incorporation of said Corporation, the Board adopted the following recital and resolution amending the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (the "Certificate of Designation") that was filed in the office of the Delaware Secretary of State on September 30, 1996:

     WHEREAS, pursuant to the authority vested in the Board of the Corporation by the Amended and Restated Certificate of Incorporation (the "Charter"), the Board previously created by resolution a series of 80,000 shares of Series A Participating Preferred Stock of the Corporation (the "Series A Shares") and fixed the powers, designation, preferences and relative and other special rights and the qualifications, limitations and restrictions in a Certificate of Designation previously filed with the Delaware Secretary of State.

     RESOLVED FURTHER, that pursuant to authority expressly granted to and vested in the Board by the provisions of the Charter and pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the Board hereby amends in its entirety Section 1 of the Certificate of Designation of Rights, Preferences and privileges to read as follows:

          "Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Participating Preferred Stock," par value $.001 per share, and the number of shares constituting such series shall be 1,600,000."

          3. That none of the Series A Participating Preferred Stock has been issued.

          4. That the authorized number of shares of Preferred Stock of the Corporation is 5,000,000 and that no such Preferred Stock has been issued.

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          IN WITNESS WHEREOF, this Amended Certificate of Designation of
Rights, Preferences and Privileges of Series A Participating Preferred Stock is executed on behalf of Ligand Pharmaceuticals Incorporated by its President and Secretary this 3rd day of March 1999.


                                   /s/ DAVID E. ROBINSON
                                   -----------------------------
                                   David E. Robinson, President


                                   /s/ WILLIAM L. RESPESS
                                   ------------------------------
                                   William L. Respess, Secretary




             [SIGNATURE PAGE TO AMENDED CERTIFICATE OF DESIGNATION
        OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES A PARTICIPATING
            PREFERRED STOCK OF LIGAND PHARMACEUTICALS INCORPORATED]